UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2023

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive	902 Broadway, Floor 20
Mississauga, Ontario, Canada L5K 1B1	New York, New York, USA 10010
(905) 403-6500	(212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, the Board of Directors of IMAX Corporation (the “Company”) appointed Elizabeth Gitajn, age 57, as the Company’s principal accounting officer effective March 6, 2023 (the “Effective Date”). Ms. Gitajn will join the Company as Senior Vice President, Finance & Controller of the Company on the Effective Date.

Prior to joining the Company, Ms. Gitajn was Vice President, Risk Management for Hudbay Minerals Inc. from 2015 to 2023, where she created and oversaw its enterprise risk management program, led the global insurance program, and built and managed the internal audit and Sarbanes Oxley programs. From 2012 to 2015, Ms. Gitajn served as Corporate Controller at IAMGOLD Corporation, which entailed publicly reporting financial results, corporate accounting, accounting policy, and global financial systems, processes, and controls. From 2007 to 2012, Ms. Gitajn held various management positions within Barrick Gold Corporation in the areas of risk management and financial reporting and planning. Previous to that, Ms. Gitajn spent 14 years in public accounting, nine of which was with Arthur Anderson LLP and five years with a large local accounting firm where she held the position of Audit Partner. Ms. Gitajn is a Certified Public Accountant (New Mexico), Certified Treasury Professional, Project Management Professional, Certified Internal Auditor, Certified Information Systems Auditor, and holds a B.A. in accounting and business information systems from the University of New Mexico Anderson School of Management.

There are no arrangements or understandings between Ms. Gitajn and any other persons pursuant to which she was selected as the Company’s Senior Vice President, Finance & Controller. There are no family relationships between Ms. Gitajn and any director or executive officer of the Company, and there are no related party transactions between the Company and Ms. Gitajn that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with her employment at the Company, Ms. Gitajn’s initial base salary will be CAD$285,000, and she will be eligible for a target annual cash bonus of 30% of her base salary and a target annual equity award of USD$150,000 in the form of equity vehicles and subject to vesting schedules consistent with those provided to similarly-situated executives at the time of grant, in each case subject to the terms and conditions of the Company’s Second and Restated Long-Term Incentive Plan. In addition, upon her joining the Company, Ms. Gitajn will receive a one-time equity award in the form of restricted share units with an aggregate grant date fair market value of USD$100,000, which will vest in three equal installments on the first three anniversaries of the grant date. Ms. Gitajn will also be eligible for benefits that are offered generally to Company employees at her level, including an annual vehicle allowance and annual wellness allowance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: February 24, 2023	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Kenneth I. Weissman
	Name:	Kenneth I. Weissman
	Title:	Deputy General Counsel & Corporate Secretary

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